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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2004 (July 28, 2004)

BUCYRUS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-16715 (Commission File Number)	39-0188050 (IRS Employer Identification No.)

P. O. BOX 500 1100 MILWAUKEE AVENUE SOUTH MILWAUKEE, WISCONSIN (Address of principal executive offices)	53172 (Zip Code)

Registrant's telephone number, including area code (414) 768-4000

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events and Regulation FD Disclosure

        On July 28, 2004, Bucyrus International, Inc. (the "Company") issued a press release announcing the completion of its initial public offering of shares of its Class A common stock (the "Shares"). A copy of the press release is filed as Exhibit 99.1 to this report. The Company entered into an Underwriting Agreement, dated July 22, 2004, covering the issue and sale by the Company of the Shares, a copy of which is filed as Exhibit 1.1 to this report. In connection with the closing of the initial public offering, the Company entered into a new senior secured credit facility, dated July 28, 2004, a copy of which is filed as Exhibit 99.2 to this report.

Item 7.    Financial Statements and Exhibits

  (c)
  Exhibits.

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated July 22, 2004, among the Registrant, Bucyrus Holdings, LLC, AIP/BI LLC and Goldman, Sachs & Co. as the representative of the several underwriters named in Schedule I thereto.
Exhibit 99.1	Press Release of the Registrant, dated July 28, 2004.
Exhibit 99.2
Loan and Security Agreement, dated July 28, 2004, by and among the Registrant, Minserco, Inc., Boonville Mining Services, Inc., the guarantor named therein, the lenders party thereto, and GMAC Commercial Finance LLC and Goldman Sachs Credit Partners L.P. as sole lead arranger, bookrunner and syndication agent with respect to the revolving facility and the term loans, respectively.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.
By:	/s/ CRAIG R. MACKUS Name: Craig R. Mackus Title: Chief Financial Officer, Controller and Secretary

Dated: July 29, 2004

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EXHIBIT INDEX

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated July 22, 2004, among the Registrant, Bucyrus Holdings, LLC, AIP/BI LLC and Goldman, Sachs & Co. as the representative of the several underwriters named in Schedule I thereto.
Exhibit 99.1	Press Release of the Registrant, dated July 28, 2004.
Exhibit 99.2
Loan and Security Agreement, dated July 28, 2004, by and among the Registrant, Minserco, Inc., Boonville Mining Services, Inc., the guarantor named therein, the lenders party thereto, and GMAC Commercial Finance LLC and Goldman Sachs Credit Partners L.P. as sole lead arranger, bookrunner and syndication agent with respect to the revolving facility and the term loans, respectively.

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INFORMATION TO BE INCLUDED IN THE REPORT
SIGNATURES
EXHIBIT INDEX